EXHIBIT 99.1

CMS Bancorp, Inc. Announces Conversion of Community Mutual Savings Bank to a New York State-Chartered Savings Bank

WHITE PLAINS, N.Y., July 2, 2012 (GLOBE NEWSWIRE) -- CMS Bancorp, Inc. (Nasdaq:CMSB) (the "Company"), the corporate parent of Community Mutual Savings Bank (the "Bank"), announced today that the Bank completed its conversion from a federally-chartered savings bank to a New York State-chartered savings bank after receiving approval from the New York State Department of Financial Services ("NYSDFS") and a non-objection from the Office of the Comptroller of the Currency ("OCC"). The effective date and time of the conversion was at the close of business on Friday, June 29, 2012. In connection with the conversion, the Bank changed its name to CMS Bank, and is currently in the process of implementing such name change.

As a result of the charter conversion, the NYSDFS is now the Bank's primary regulator and the Federal Deposit Insurance Corporation ("FDIC") is the Bank's primary federal regulator. The Company will continue to be regulated as a savings and loan holding company by the Federal Reserve Bank of Philadelphia as long as the Bank continues to meet the requirements to remain a "qualified thrift lender" under the Home Owners' Loan Act. The Bank expects to benefit from annual cost savings in the form of lower supervisory assessment fees resulting from being regulated by the NYSDFS, without any anticipated material adverse impact on the Bank's customers, current activities or investments. Similarly, the charter conversion will not affect the terms and conditions of any loan and deposit accounts.

"Our Board of Directors believes that the Bank's conversion to a New York State-chartered savings bank will best position the Bank to execute our business plan and compete in our market, in an efficient manner. We look forward to working with the NYSDFS, which is focused on working with local New York banks. This is an exciting new chapter for the Bank, the Company, and the communities that we serve," commented John E. Ritacco, the Company's President and Chief Executive Officer.

About the Company and Bank

The Company is a savings and loan holding company headquartered in White Plains, New York with total consolidated assets of $247 million at March 31, 2012. The Company's principal business is to operate the Bank, which conducts its operations mainly through its corporate administrative office in White Plains, New York and five retail banking offices located in the communities of Eastchester, Greenburgh, Mount Vernon, West Harrison, and Mount Kisco, in Westchester County, New York. The Bank's deposits are insured up to the applicable legal limit by the FDIC. More information about the Company and Bank can be found on the Bank's Internet website at www.cmsbk.com.

Forward-Looking Statements

This press release may include forward-looking statements based on current management expectations, including statements about the expected benefits of the charter conversion, statements about the lack of material anticipated negative consequences associated with the conversion and statements about executing our business plan and competing in our market in an efficient manner. Readers should not place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Although the Company management believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of existing knowledge of its business and operations, there can be no assurance that the benefits of the charter conversion will be as expected, that the conversion will not result in any material unanticipated negative consequences or that we will be able to execute our business plan and compete in our market in an efficient manner. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2011 and March 31, 2012, and other filings made with the U.S. Securities and Exchange Commission. Neither the Company nor the Bank undertake and specifically decline any obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACT: Stephen E. Dowd, Senior Vice President &
         Chief Financial Officer
         914-422-2700